Exhibit 99.1

PhaseBio Reports Recent Business Highlights and Second-Quarter 2020 Financial Results

Received FDA authorization to proceed with "VANGARD" clinical trial to assess the efficacy and safety of PB1046 in hospitalized COVID-19 patients at high risk for rapid clinical deterioration and acute respiratory distress syndrome (ARDS) and commenced dosing of patients
Malvern, PA, and San Diego, CA - August 11, 2020 - PhaseBio Pharmaceuticals, Inc. (Nasdaq: PHAS), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiovascular and cardiopulmonary diseases, today provided an update on corporate activities and reported second-quarter 2020 financial results.

“Throughout the second quarter of 2020, PhaseBio made substantial progress driving our clinical development programs forward,” said Jonathan P. Mow, Chief Executive Officer of PhaseBio Pharmaceuticals. “We successfully launched and dosed patients in our VANGARD study, a Phase 2 clinical trial evaluating PB1046 for the prevention of development of ARDS in 210 patients hospitalized with COVID-19. Enrollment in the trial is ongoing and we expect to report results by the end of 2020.”

Mow continued, "Building on the momentum from the recent initiation of our pivotal Phase 3 trial for PB2452, our lead product candidate for the reversal of the antiplatelet effects of ticagrelor, we continue to enroll patients despite the COVID-19 pandemic, highlighting the significant unmet medical need for a reversal agent for P2Y12 antagonists such as ticagrelor. While the pandemic has created new challenges, we remain focused on executing on our strategic objectives, enrolling patients in our clinical programs, and delivering impactful medicines to people with unmet medical needs.”

Recent Pipeline and Business Highlights

•Initiated VANGARD Phase 2 Clinical Trial: In May 2020, PhaseBio announced that it had received U.S. FDA authorization to proceed with VANGARD. VANGARD (VIP ANalogue, in hospitalized COVID-19 patients at hiGh risk for rapid clinical deterioration and ARDS) is a multi-center, randomized, double-blind, parallel group clinical trial that will assess the efficacy and safety of once weekly subcutaneous injections of PB1046 in hospitalized COVID-19 patients at high risk for rapid clinical deterioration and ARDS. Dosing of patients in the trial commenced in July 2020. Approximately 210 patients will be targeted to be enrolled at approximately 20 sites nationwide. The FDA has informed PhaseBio that positive, clearly interpretable and clinically meaningful trial results would enable the company to submit a BLA for PB1046 in this indication. More information about the Phase 2 trial is available at ClinicalTrials.gov.

•Resumed Limited Enrollment in PB1046 Phase 2b Trial for Pulmonary Arterial Hypertension (PAH): In June 2020, PhaseBio resumed limited patient enrollment in the company’s Phase 2b clinical study for the treatment of PAH. Earlier this year, PhaseBio temporarily paused enrollment of new patients in the trial as a precaution to minimize potential exposure of this patient population at high risk of serious illness from COVID-19. Certain existing sites in the United States are resuming patient screening on a limited basis, while enrollment at new sites remains on hold.

•SFJ Financing and Co-Development Agreement Update: From execution of the Co-Development Agreement through June 30, 2020, SFJ Pharmaceuticals has funded a total of $18 million of the initial $90 million commitment under the agreement towards the development of PB2452, leaving approximately $72 million of funding available to support the PB2452 Phase 3 program through the end of 2021. PhaseBio is eligible to receive an additional $30 million of funding if specific, pre-defined clinical milestones for PB2452 are met.

Second Quarter 2020 Financial Results

•Cash and cash equivalents at June 30, 2020 were $53.0 million, compared to $74.0 million at December 31, 2019. The decrease reflects cash used in operating activities.

•Net loss for the quarter was $28.1 million, compared to a net loss of $9.2 million for prior-year period.

•Research and development expense increased to $20.9 million, as compared to $7.8 million for the same period in 2019, driven by an increase in manufacturing, clinical and preclinical development activities related to PB2452 and PB1046.

•General and administrative expense increased to $3.2 million, compared to $2.4 million for prior-year period, primarily due to increases in professional services, personnel, and insurance-related expenses.

About PhaseBio

PhaseBio Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiovascular and cardiopulmonary diseases. The company’s pipeline includes: PB2452, a novel reversal agent for the antiplatelet therapy ticagrelor; PB1046, a once-weekly vasoactive intestinal peptide receptor agonist for the treatment of PAH and hospitalized COVID-19 patients at high risk for rapid clinical deterioration and ARDS; and PB6440, an oral agent for the treatment of resistant hypertension. PhaseBio’s proprietary elastin-like polypeptide technology platform enables the development of therapies with potential for less-frequent dosing and improved pharmacokinetics, including PB1046, and drives both internal and partnership drug-development opportunities.

PhaseBio is located in Malvern, PA and San Diego, CA. For more information, please visit www.phasebio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements.

Forward-looking statements include statements concerning or implying the conduct or timing of our clinical trials and our research, development and regulatory plans for our product candidates, the potential for these product candidates to receive regulatory approval from the FDA or equivalent foreign regulatory agencies, whether, if approved, these product candidates will be successfully distributed and marketed and the success of our collaboration with SFJ, including whether we will receive all of the contemplated funding under the co-development agreement . Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings, including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which we intend to file shortly hereafter. These forward-looking statements speak only as of the date hereof, and PhaseBio Pharmaceuticals, Inc. disclaims any obligation to update these statements except as may be required by law.

PhaseBio Pharmaceuticals, Inc.
Condensed Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenue:
Grant revenue	$—	$203	$320	$856
Revenue under collaborative agreement	—	500	—	500
Total revenue	—	703	320	1,356
Operating expenses:
Research and development	20,856	7,781	32,305	13,502
General and administrative	3,242	2,404	6,401	4,720
Total operating expenses	24,098	10,185	38,706	18,222
Loss from operations	(24,098)	(9,482)	(38,386)	(16,866)
Other (expense) income	(4,044)	250	(4,661)	341
Net loss	$(28,142)	$(9,232)	$(43,047)	$(16,525)

Net loss per common share, basic and diluted	$(0.98)	$(0.33)	$(1.50)	$(0.63)

Weighted average common shares outstanding, basic and diluted	28,805,238	27,932,610	28,789,256	26,224,986

PhaseBio Pharmaceuticals, Inc.
Condensed Balance Sheets
(in thousands)
(unaudited)

	June 30, 2020	December 31, 2019
Assets:
Cash and cash equivalents	$53,025	$74,025
Other receivables, prepaid expenses and other current assets	10,716	4,798
Property and equipment, net	4,876	1,924
Operating lease right-of-use assets	2,136	1,715
Other non-current assets	57	32
Total assets	$70,810	$82,494

Liabilities and stockholders' equity:
Current portion of long-term debt	$5,015	$2,378
Accounts payable, accrued expenses and other current liabilities	12,787	6,101
Long-term debt, net	9,768	12,326
Operating lease liabilities, net	1,773	1,508
Development derivative liability	14,686	—
Other long-term liabilities	388	203
Stockholders' equity	26,393	59,978
Total liabilities and stockholders' equity	$70,810	$82,494

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Investor Contact:
John Sharp
PhaseBio Pharmaceuticals, Inc.
Chief Financial Officer
(610) 981-6506
john.sharp@phasebio.com

Media Contact:
Will Zasadny
Canale Communications
(619) 961-8848
will@canalecomm.com